UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2008

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30819 (Commission File Number)	20-1563395 (I.R.S. Employer Identification No.)

5611 Baird Court Houston, Texas (Address of Principal Executive Offices)	77041 (Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Form 8-K dated March 5, 2008 is filed pursuant to Instruction 2 to Item 5.02 of Form 8-K to disclose the information required pursuant to Item 5.02(d)(3) of Form 8-K, which information was not determined at the time of the original Form 8-K.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.02 of the Form 8-K dated March 5, 2008 and filed with the Securities and Exchange Commission on March 10, 2008 is incorporated herein by reference.

On May 7, 2008, our Board of Directors appointed Mr. Kevin Flannery to serve as a member of the Compensation Committee.  In connection with the appointment of Mr. Flannery to the Compensation Committee, Mr. John Schiller resigned from the Compensation Committee.  As a result of these changes, the Compensation Committee currently consists of Messrs. LeSuer, Flannery and Menown, with Mr. LeSuer serving as Chairman of that committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	May 7, 2008	By:	/s/ J. CHRIS BOSWELL
		Name:	J. Christopher Boswell
		Title:	Senior Vice President and hief Financial Officer